Exhibit 99.1

LANNETT COMPANY, INC.

NET SALES BY MEDICAL INDICATION

	Three months ended				Twelve months ended
($ in thousands)	September 30, 2018	December 31, 2018	March 31, 2019	June 30, 2019	June 30, 2019
Medical Indication
Analgesic	$1,829	$2,547	$946	$2,929	$8,251
Anti-Psychosis	10,889	14,036	20,616	27,912	73,453
Cardiovascular	21,770	25,680	22,783	31,234	101,467
Central Nervous System	14,286	7,373	15,906	21,454	59,019
Endocrinology	53,878	88,477	55,210	(43)	197,522
Gastrointestinal	17,594	12,943	16,501	16,005	63,043
Infectious Disease	4,480	4,616	4,162	3,692	16,950
Migraine	9,737	12,551	9,846	9,458	41,592
Respiratory/Allergy/Cough/Cold	3,584	3,388	2,549	2,958	12,479
Urinary	1,541	1,596	2,096	1,522	6,755
Other	10,805	12,606	14,247	13,859	51,517
Contract manufacturing revenue	4,661	7,905	7,932	2,861	23,359
Net Sales	$155,054	$193,718	$172,794	$133,841	$655,407